The Travelers Insurance Company                     VARIABLE ANNUITY APPLICATION
The Travelers Life and Annuity Company
One Cityplace - Hartford, CT  06103-3415                 [PORTFOLIO ARCHITECT L]
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OWNER INFORMATION (The Owner will be used for all correspondence and tax reporting purposes)
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Name                             SS#

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Street Address                   Sex        [ ]Male    Date of Birth
                                            [ ]Female
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City, State, Zip                 U.S. Citizen  [ ] Y  [ ] N
                                 If no, please indicate country of citizenship
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JOINT OWNER INFORMATION (Nonqualified only)
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Name                             SS#                       Relationship to Owner

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Street Address                   Sex        [ ]Male    Date of Birth
                                            [ ]Female
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City, State, Zip                 U.S. Citizen  [ ] Y  [ ] N
                                 If no, please indicate country of citizenship
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ANNUITANT (If different from Owner) (If no Annuitant is specified, the Owner stated above will be the Annuitant)
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Name                             Sex        [ ]Male    Date of Birth
                                            [ ]Female
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SS#                              U.S. Citizen  [ ] Y  [ ] N
                                 If no, please indicate country of citizenship
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CONTINGENT ANNUITANT (Nonqualified only; not permitted where Owner is a Trust)
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Name                             Sex        [ ]Male    Date of Birth
                                            [ ]Female
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SS#                              U.S. Citizen  [ ] Y  [ ] N
                                 If no, please indicate country of citizenship
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BENEFICIARY INFORMATION If no boxes are checked, the default will be primary beneficiaries. Unless otherwise indicated, proceeds will be divided equally. Use special request section to provide additional beneficiaries or beneficiary information. Unless otherwise indicated, if any of the beneficiaries predecease the Owner and/or Annuitant, payment due to multiple beneficiaries shall be paid in equal shares to the surviving beneficiaries.

Full Name
 (First, M.I., Last)               SSN/TIN  Relationship to Owner   % to Receive
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
                     Primary

--------------------------------------------------------------------------------
                     [ ]Primary
                     [ ]Contingent
--------------------------------------------------------------------------------
                     [ ]Primary
                     [ ]Contingent
--------------------------------------------------------------------------------
                     [ ]Primary
                     [ ]Contingent
--------------------------------------------------------------------------------
                     [ ]Primary
                     [ ]Contingent
================================================================================

[L-19066APP         *L19260*       Order #L-19260      1 of 5; Rev. 1-06]

TYPE OF PLAN (Please check only one)               INITIAL PURCHASE PAYMENT
                                                   $__________________________

[ ] Nonqualified         [ ] Roth IRA Conversion   MINIMUM PAYMENT
                                                     REQUIREMENT: [$5,000]
[ ] IRA Rollover         [ ] Roth IRA Rollover
[ ] 403(b) TSA Transfer  [ ] Other_____________
================================================================================
REPLACEMENT INFORMATION

DO YOU HAVE ANY EXISTING LIFE INSURANCE POLICIES OR ANNUITY CONTRACTS? [ ] YES
[ ] NO

If yes, please provide details:

INSURANCE COMPANY NAME:  ____________________ CONTRACT NUMBER: _________________

WILL THE PURCHASE OF THIS ANNUITY RESULT IN THE REPLACEMENT OF ANY EXISTING LIFE INSURANCE POLICY OR ANNUITY CONTRACT IN THIS OR ANY OTHER COMPANY? _____ [ ] YES
[ ] NO

If yes, provide the information below:

INSURANCE COMPANY NAME: ____________________ CONTRACT NUMBER: __________________

Use the Special Requests section to provide additional insurance companies and contract numbers. Attach any required state replacement and/or 1035 exchange/transfer forms. State replacement forms may be required in certain states even if a replacement is not involved.
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ADDITIONAL OPTIONS -- These options are available for an additional cost.
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[ENHANCED STEPPED-UP PROVISION (ESP), an optional earnings enhancement rider for your beneficiaries
[ ] I wish to select the Enhanced Stepped-Up Provision Rider (Not available in WA.)]

      [NOTE: YOU MAY SELECT ONLY ONE OF THE FOLLOWING GMWB OR GMAB FEATURES

GUARANTEED MINIMUM WITHDRAWAL BENEFIT (GMWB) Rider (select one)
[ ] Principal Guarantee
[ ] Principal Guarantee Value]

[PRINCIPAL PRESERVATION, an optional Guaranteed Minimum Accumulation Benefit
(GMAB) Rider
[ ] I wish to select the GMAB Rider and HAVE COMPLETED AND ATTACHED THE PRINCIPAL PRESERVATION ELECTION FORM - A REQUIRED FORM FOR THIS PROGRAM.]
================================================================================
DEATH BENEFIT SELECTION (Beneficiary Protection) (Please check one. If no option is checked, you will receive the Standard death benefit.)
[ [ ]Standard Beneficiary Protection    [ ] Enhanced Beneficiary Protection
                                        (Annual Step-Up)
[ ] Super Enhanced Beneficiary Protection (Annual Roll-up) (N/A in WA) ]
================================================================================
SPECIAL PROGRAMS
These options are available at NO additional cost. If checked, please attach appropriate form.

[ [ ] Dollar Cost Averaging*    [ ] Rebalancing*     [ ] Systematic Withdrawal
* IF YOU ELECT THE PRINCIPAL PRESERVATION FEATURE, YOU MUST COMPLETE AND ATTACH THE PRINCIPAL PRESERVATION ELECTION FORM TO SPECIFY REBALANCING AND/OR DOLLAR COST AVERAGING INSTRUCTIONS.]
================================================================================
SPECIAL REQUESTS


================================================================================
NOTE: EFFECTIVE JULY 1, 2004, APPLICANTS AGE 60 OR OLDER PURCHASING A CONTRACT IN CALIFORNIA MUST ALSO SUBMIT FORM L-24021.
================================================================================

[L-19066APP         *L19260*       Order #L-19260      2 of 5; Rev. 1-06]

[INVESTMENT OPTIONS (total must equal 100%)
IMPORTANT: DO NOT COMPLETE THIS SECTION IF SELECTING THE Principal Preservation OPTION. INSTEAD complete and attach the required Principal Preservation Election Form. ]

NAME                                     CODE  PCT  NAME                                                          CODE    PCT
------------------------------------------------------------------------------------------------------------------------------
[ AIM Capital Appreciation Portfolio      KC     %  Oppenheimer Main Street Fund/VA - Service Shares                H2       %
------------------------------------------------------------------------------------------------------------------------------
American Funds Global Growth Fund -       IL     %  PIMCO VIT Real Return Portfolio - Adm Class                     PR       %
Class 2 Shares
------------------------------------------------------------------------------------------------------------------------------
American Funds Growth Fund - Class        IG     %  PIMCO VIT Total Return Portfolio                                PM       %
2 Shares
------------------------------------------------------------------------------------------------------------------------------
American Funds Growth-Income Fund -       II     %  Pioneer Fund Portfolio                                          UP       %
Class 2 Shares
------------------------------------------------------------------------------------------------------------------------------
Capital Appreciation Fund (Janus)         1A     %  Pioneer Mid Cap Value Portfolio                                 FW       %
------------------------------------------------------------------------------------------------------------------------------
Delaware VIP REIT Series                  AQ     %  Pioneer Strategic Income Portfolio                              1J       %
------------------------------------------------------------------------------------------------------------------------------
Dreyfus VIF Appreciation Portfolio        DP     %  Putnam VT Small Cap Value Fund - Class IB Shares                OP       %
------------------------------------------------------------------------------------------------------------------------------
Dreyfus VIF Developing Leaders            DS     %  Salomon Brothers Variable Aggressive Growth Fund  -Class I      SE       %
Portfolio
------------------------------------------------------------------------------------------------------------------------------
Equity Income Portfolio (Fidelity)        1F     %  Salomon Brothers Variable All Cap Fund -Class I                 C3       %
------------------------------------------------------------------------------------------------------------------------------
Equity Index Portfolio - Class II         GF     %  Salomon Brothers Variable Growth & Income Fund - Class I        SD       %
------------------------------------------------------------------------------------------------------------------------------
Federated High Yield Portfolio            1E     %  Salomon Brothers Variable Investors Fund - Class I              C2       %
------------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund(R) Portfolio      FT     %  Salomon Brothers Variable Large Cap Growth Fund - Class I       SJ       %
 - Svc Class 2
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Fidelity VIP Mid Cap Portfolio -          D1     %  Salomon Brothers Variable Small Cap Growth Fund - Class I       SS       %
Service Class 2
------------------------------------------------------------------------------------------------------------------------------
Franklin Mutual Shares Securities         R2     %  SB Adjustable Rate Income Portfolio                             BI       %
Fund - Class 2 Shares
------------------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Global Technology      GP     %  Social Awareness Stock Portfolio (Smith Barney)                 SA       %
Portfolio-Service Shares
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Large Cap Portfolio (Fidelity)            1G     %  Strategic Equity Portfolio (Fidelity)                           1H       %
------------------------------------------------------------------------------------------------------------------------------
Lazard Retirement Small Cap Portfolio     RS     %  Style Focus Series: Small Cap Growth Portfolio                  FY       %
------------------------------------------------------------------------------------------------------------------------------
Lord Abbett Series Growth and Income      FK     %  Style Focus Series: Small Cap Value Portfolio                   F0       %
Portfolio
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Lord Abbett Series Mid-Cap Value          FL     %  Templeton Developing Markets Securities Fund Class 2            VQ       %
Portfolio
------------------------------------------------------------------------------------------------------------------------------
Managed Allocation Series                           Templeton Foreign Securities Fund - Class 2                     VG       %
------------------------------------------------------------------------------------------------------------------------------
    - Aggressive Portfolio                F6     %  Templeton Growth Securities Fund - Class 2                      Q2       %
------------------------------------------------------------------------------------------------------------------------------
    - Conservative Portfolio              GG     %  Travelers Convertible Securities Portfolio                      AF       %
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    - Moderate Portfolio                  GA     %  Travelers Disciplined Mid Cap Stock Portfolio                   1M       %
------------------------------------------------------------------------------------------------------------------------------
    - Moderate-Aggressive Portfolio       F7     %  Travelers High Yield Bond Trust                                 UB       %
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    - Moderate-Conservative Portfolio     GB     %  Travelers Managed Assets Trust                                  UA       %
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Mercury Global Allocation V.I. Fund       BP     %  Travelers Money Market Portfolio                                1K       %
- Class III
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Mercury Large Cap Core Portfolio          DR     %  Travelers Quality Bond Portfolio                                1L       %
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Mercury Value Opportunities V.I.          BN     %  Travelers U.S. Government Securities Portfolio                  GV       %
Fund - Class III
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MFS Mid Cap Growth Portfolio              DQ     %  Van Kampen LIT Comstock Portfolio - Class II Shares ]           NJ       %
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MFS Total Return Portfolio                1I     %                                                                           %
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MFS Value Portfolio                       BD     %                                                                           %
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Mondrian International Stock Portfolio    1C     %                                                        TOTAL           100%
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

                PLEASE SEE PAGES 4 AND 5 FOR REQUIRED SIGNATURES


[L-19066APP         *L19260*       Order #L-19260      3 of 5; Rev. 1-06]

DISCLOSURE & ACKNOWLEDGMENT

[NOTICES OF INSURANCE FRAUD: The following states require insurance applicants to be given a fraud warning statement. Please read the appropriate fraud warning statement for the state you reside in as indicated below.

ARKANSAS, LOUISIANA, NEW MEXICO: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of life insurance, and civil damages. It is also unlawful for any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with respect to a settlement or award payable from insurance proceeds. Such acts shall be reported to the Colorado Division of Insurance with the Department of Regulatory Agencies to the extent required by applicable law.

DISTRICT OF COLUMBIA: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

FLORIDA: A person who knowingly and with intent to injure, defraud or deceive any insurance company files a statement of claim containing false, incomplete or misleading information is guilty of a felony of the third degree.

KENTUCKY: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MAINE, TENNESSEE: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

OHIO: A person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing false or deceptive statement is guilty of insurance fraud.

OKLAHOMA: WARNING: Any person who knowingly, and with the intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete, or misleading information is guilty of a felony.

PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

PUERTO RICO: Any person who, knowingly and with the intention to defraud, includes false information in an application for insurance or files, assists, or abets in the filing of a fraudulent claim to obtain payment of a loss or other benefit, or files more than one claim for the same damage or loss, commits a felony, and if found guilty shall be punished for each violation with a fine no less than five thousand dollars ($5,000), not to exceed ten thousand dollars ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances exist, the fixed jail term may be increased to a maximum of five (5) years; and if mitigating circumstances are present, the jail term may be reduced to a minimum of two (2) years.]

I/WE UNDERSTAND THE CONTRACT WILL TAKE EFFECT WHEN THE FIRST PURCHASE PAYMENT IS RECEIVED AND THE APPLICATION IS APPROVED IN THE HOME OFFICE OF THE COMPANY. I UNDERSTAND THAT ANNUITY PAYMENTS AND TERMINATION VALUES PROVIDED BY THIS CONTRACT ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. NO REPRESENTATIVE IS AUTHORIZED TO MAKE CHANGES TO THE CONTRACT OR APPLICATION. I ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS.

OWNER'S SIGNATURE            CITY, STATE WHERE SIGNED    (REQUIRED)      DATE
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JOINT OWNER'S SIGNATURE                                                  DATE


[L-19066APP         *L19260*       Order #L-19260      4 of 5; Rev. 1-06]

REPRESENTATIVE USE ONLY
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I acknowledge that all data representations and signatures were recorded by me or in my presence in response to my inquiry and request and that all such representations and signatures are accurate and valid to the best of my knowledge and belief.
WILL THE CONTRACT APPLIED FOR REPLACE ANY EXISTING ANNUITY OR LIFE INSURANCE POLICY? [ ] YES [ ] NO

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REPRESENTATIVE'S NAME (PLEASE PRINT)           DATE

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REPRESENTATIVE'S SIGNATURE                     SS#

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PHONE #                                FAX #   LICENSE # (FLORIDA ONLY)

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BROKER/DEALER                                  SELECT ONE:   [ ] A  [ ] B  [ ] D

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[L-19066APP         *L19260*       Order #L-19260      5 of 5; Rev. 1-06]